                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of earliest event reported: January 14, 1999

                      AUTONOMOUS TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


          Florida                       0-28278                 59-2554729
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                     Identification No.)


                 2800 Discovery Drive, Orlando, Florida 32826
       (Address of registrant's principal executive offices)  (Zip Code)
      Registrant's telephone number, including area code:  (407) 384-1600
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                            Item 5.   Other Events.

        On January 15, 1999, Autonomous Technologies Corporation (the "Company") closed on the exercise of an option by OZ Master Fund, Ltd. ("OZ") for the purchase of 400 shares of the Company's Series I Convertible Preferred Stock and a Stock Purchase Warrant for 300,000 shares of the Company's common stock. The total exercise price for this option was $4,000,000. The Company anticipates using the net proceeds from the exercise of this option to repay debt to Summit Technology, Inc. ("Summit") and to fund operating expenses and working capital.

        On January 14, 1999, the Company entered into a Stock Purchase Warrant Exchange Agreement (the "Exchange Agreement") with OZ in connection with the closing of the option exercise. The Exchange Agreement sets forth that, immediately prior to the closing of the Merger between the Company and a subsidiary of Summit, the Company will issue and deliver to OZ 100,000 shares of the Company's common stock in exchange for the cancellation of the Stock Purchase Warrant. The Exchange Agreement is filed herewith as Exhibit 10.1.



                                    EXHIBITS


Exhibit Number    Exhibit Description
----------------  ------------------------------------------------

10.1              Stock Purchase Warrant Exchange Agreement, dated
                  January 14, 1999


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Autonomous Technologies Corporation


Date: January 21, 1999              By:         /s/ Monty K. Allen
      ----------------                   ----------------------------------
                                    Monty K. Allen, Chief Financial Officer



                               INDEX TO EXHIBITS


Exhibit Number    Exhibit Description
--------------    ------------------------------------------------
10.1              Stock Purchase Warrant Exchange Agreement, dated
                  January 14, 1999

                                       2